UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2026

NB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-41899	93-2560883
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

1063 Great Plain Avenue, Needham, Massachusetts	02492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 444-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	NBBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On November 6, 2026, NB Bancorp, Inc. (the “Company”), the holding company of Needham Bank (the “Bank”), entered into a Subordinated Note Purchase Agreement (the “Subordinated Note Purchase Agreement”) with certain qualified institutional buyers and institutional accredited investors (collectively, the “Subordinated Note Purchasers”) pursuant to which the Company issued $100,000,000 in aggregate principal amount of its 7.50% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Subordinated Notes”) at a price equal to 100% of the principal amount. The Subordinated Note Purchase Agreement includes customary representations, warranties, and covenants.

The Subordinated Notes were offered and sold by the Company to the Subordinated Note Purchasers in a private placement transaction in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and the provisions of Regulation D promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

The Company estimates that its offering proceeds, net of expenses, from the issuance of the Subordinated Notes will be approximately $98,265,004.75. The Company intends to use the net proceeds from the offering for general corporate purposes, including to support the Company’s liquidity, to support the Bank’s capital ratios, to fund the payment of quarterly cash dividends to the Company’s stockholders, if and when declared, and to fund the repurchase from time to time of shares of the Company’s common stock. The Company initially intends to contribute at least $30 million to the Bank to increase the Bank’s Tier 1 capital.

The Subordinated Notes mature on November 15, 2036 and bear interest at a fixed annual rate of 7.50%, payable semi-annually in arrears, to but excluding November 15, 2031. From and including November 15, 2031 to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per annum initially equal to the then-current three-month term Secured Overnight Financing Rate (“SOFR”) plus 305 basis points, payable quarterly in arrears.

The Company is entitled to redeem the Subordinated Notes, in whole or in part, at any time on or after November 15, 2031 and to redeem the Subordinated Notes at any time in whole upon certain other events, including the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or the Company becoming required to register as an investment company, each as defined in the Indenture (as defined below). Any redemption of the Subordinated Notes will be subject to prior regulatory approval to the extent required.

On November 6, 2026, in connection with the issuance of the Subordinated Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Subordinated Note Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Subordinated Notes for subordinated notes that the Company intends to register under the Securities Act, which subordinated notes will have substantially the same terms as the Subordinated Notes (the “Exchange Notes”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Subordinated Notes unless and until the Company cures each applicable breach of the Registration Rights Agreement.

The Subordinated Notes were issued under an Indenture, dated November 6, 2026 (the “Indenture”), by and between the Company and UMB Bank, N.A., as trustee. The Subordinated Notes are not subject to any sinking fund and are not convertible into or, other than with respect to the Exchange Notes, exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Subordinated Notes are not subject to redemption at the option of the holders. The Subordinated Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Subordinated Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Subordinated Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The form of Subordinated Note Purchase Agreement, the form of Registration Rights Agreement, the Indenture and the form of Subordinated Note are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Subordinated Note Purchase Agreement, the Registration Rights Agreement, the Indenture and the Subordinated Notes are not complete and are qualified in their entirety by reference to the full text of the relevant exhibits to this Form 8-K.

Explanatory statement regarding representations, warranties, and covenants contained in Subordinated Note Purchase Agreement

The representations, warranties, and covenants contained in the Subordinated Note Purchase Agreement were made only for purposes of the Subordinated Note Purchase Agreement and as of the date the Subordinated Note Purchase Agreement, were solely for the benefit of the parties to the Subordinated Note Purchase Agreement and should not be relied on by any person as characterizations of the actual state of facts about the Company and its subsidiaries as of the date of the Subordinated Note Purchase Agreement or otherwise. The representations, warranties and covenants contained in the Subordinated Note Purchase Agreement were qualified and subject to important limitations agreed to by the Company and the Subordinated Note Purchasers in connection with negotiating the terms of the Subordinated Note Purchase Agreement. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Form 8-K, may have changed since the date of the Subordinated Note Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01Regulation FD Disclosure.

On November 6, 2026, the Company issued a press release announcing the completion of the offering of the Subordinated Notes, a copy of which is furnished as Exhibit 99.1 to this Form 8-K. In connection with the offering of the Subordinated Notes, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished as Exhibit 99.2 to this Form 8-K.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
4.1	Indenture, dated November 6, 2026, by and between NB Bancorp, Inc. and UMB Bank, N.A., as trustee
4.2	Form of 7.50% Fixed-to-Floating Rate Subordinated Note due 2036 (included as Exhibit A to Exhibit 4.1)
10.1	Form of Subordinated Note Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated November 6, 2026
99.2	Investor Presentation
104.1	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NB BANCORP, INC.

DATE: November 6, 2026	By:	/s/ Jean-Pierre Lapointe
Senior Executive Vice President and Chief Financial Officer